                                                                    Exhibit 5(d)


[INTERNAL REVENUE SERVICE LETTERHEAD]

                                                    Employer Identification Number:
Date:  November 09, 2001                               54-1939565
                                                    DLN:  17007009031021
                                                    Person to Contact:
AMSEC LLC                                              MICHAEL J. SANDERS   ID# 11012
2829 GUARDIAN LN STE 200 BOX 8988
VIRGINIA BEACH, VA  23452                           Contact Telephone Number:
                                                       (877) 829-5500
                                                    Plan Name:
                                                       AMSEC EMPLOYEES 401(K) PROFIT
                                                       SHARING PLAN
                                                    Plan Number:  001


Dear Applicant:

        We have made a favorable determination on the plan identified above based on the information you have supplied. Please keep this letter, the application forms submitted to request this letter and all correspondence with the Internal Revenue Service regarding your application for a determination letter in your permanent records. You must retain this information to preserve your reliance on this letter.

        Continued qualification of the plan under its present form will depend on its effect in operation. See section 1.401-1(b)(3) of the Income Tax Regulations. We will review the status of the plan in operation periodically.

        The enclosed Publication 794 explains the significance and the scope of this favorable determination letter based on the determination requests selected on your application forms. Publication 794 describes the information that must be retained to have reliance on this favorable determination letter. The publication also provides examples of the effect of a plan's operation on its qualified status and discusses the reporting requirements for qualified plans. Please read Publication 794.

        This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

        This determination is subject to your adoption of the proposed amendments submitted in your letter dated December 29, 2000. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

        This determination letter is applicable for the amendment(s) executed on April 5, 2000.

AMSEC LLC




        This determination letter considers the information submitted in your letter dated October 25, 2001.

        This letter considers the changes in qualification requirements made by the Uruguay Round Agreements Act, Pub. L. 103-465, the Small Business Job Protection Act of 1996, Pub. L. 104-188, the Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, the Taxpayer Relief Act of 1997, Pub. L. 105-34, the Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and the Community Renewal Tax Relief Act of 2000, Pub.
L. 106-554.

        The requirement for employee benefits plans to file summary plan descriptions (SPD) with the U.S. Department of Labor was eliminated effective August 5, 1997. For more details, call 1-800-998-7542 for a free copy of the SPD card.

        The information on the enclosed addendum is an integral part of this determination. Please be sure to read and keep it with this letter.

        We have sent a copy of this letter to your representative as indicated in the power of attorney.

        If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.



                                        Sincerely yours,



                                        /S/ PAUL T. SHULTZ

                                        Paul T. Shultz
                                        Director,
                                        Employee Plans Rulings & Agreements

Enclosures:
Publication 794
Addendum




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